CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of PowerFleet, Inc., pertaining to the PowerFleet, Inc. 2018 Incentive Plan, the I.D. Systems, Inc. 2015 Equity Compensation Plan, the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan and the I.D. Systems, Inc. 2007 Equity Compensation Plan, of (1) our report dated March 26, 2018, with respect to the financial statements of POINTER SA (PTY) LTD. for the years ended December 31, 2017 and 2016 and (2) our report dated February 22, 2019, with respect to the financial statements of POINTER SA (PTY) LTD. for the years ended December 31, 2018 and 2017, in each case as such reports are referenced in the Annual Report on Form 20-F of Pointer Telocation Ltd. for the year ended December 31, 2018, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mazars Certified Public Accountants

Mazars Certified Public Accountants

Cape Town, South Africa, October 3, 2019